UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014 (January 23, 2014)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS.

Item 1.01. Entry into a Material Definitive Agreement.
On January 23, 2014, Forward Air Corporation, a Tennessee corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Central States Trucking Co., a Delaware corporation, and Central States Logistics, Inc., an Illinois corporation (each, an “Entity” and collectively, the “Entities”), Central States Inc., an Illinois corporation and sole stockholder of each of the Entities (the “Seller”), and each of the stockholders of the Seller. The Purchase Agreement provides, among other things and subject to the terms and conditions set forth therein, for the Company to acquire the Entities through the purchase of all of the issued and outstanding capital stock of the Entities from the Seller for a purchase price of approximately $95.6 million (the “Transaction”), subject to working capital and other post-closing adjustments.
The closing of the Transaction is subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any governmental order prohibiting the consummation of the transactions contemplated by the Purchase Agreement, the repayment and discharge of certain existing indebtedness, the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications) and compliance with the covenants and agreements in the Purchase Agreement in all material respects.
The Company, the Entities and the Seller have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants to generally conduct the business of the Companies in the ordinary course prior to the closing of the Transaction and covenants not to engage in certain types of transactions. The Company, the Entities and the Seller have each agreed to certain non-competition and non-solicitation restrictions and to certain indemnification obligations under the Purchase Agreement. The Purchase Agreement also contains certain termination rights for the Company and the Seller.
SECTION 8. OTHER EVENTS.
Item 8.01. Other Events.
A press release announcing the Transaction was issued by the Company on January 23, 2014, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report.

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated January 23, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: January 23, 2014	By:	/s/ Matthew J. Jewell
Matthew J. Jewell
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated January 23, 2014.